BRS, Inc.
1225 Market Street
Riverton, WY 82501
E-Mail: brs@wyoming.com
307-857-3079Fax: 307-857-3079

October 26, 2007

Uranerz Energy Corporation (the "Company")
Ontario Securities Commission
Toronto Stock Exchange

Dear Sirs/Mesdames:

Re: Uranerz Energy Corporation (the "Company")

We, the undersigned, are the author and co-authors of the Mineral Resource Report entitled "Nichols Ranch Uranium Project – 43-101 Mineral Resource Report" and dated October 26, 2007 (the "Report"). We hereby consent to the public filing of the Report with the securities regulatory authorities referred to above, and further consent to the filing or furnishing of the Report with any stock exchange or other regulatory authority, including the United States Securities Exchange Commission, and any publication of the Report by any of them for regulatory purposes, including electronic publication in the public company files on their respective websites accessible to the public. We further consent to the publication of the Report by the Company on its company website or otherwise, and to all other uses by the Company of the Report or excerpts thereof in connection with its business.

Author:

BRS INC.

/s/ Douglas L. Beahm
Authorized Signatory

Douglas L Beahm, President BRS Inc.
Print Name and Title

Co-Authors:

/s/ Douglas L. Beahm
Douglas L. Beahm, P.E., P.G.

/s/ Andrew C. Anderson
Andrew C. Anderson P.E., P.G.